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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                                    WAXS INC.


                                    ARTICLE I

                                      Name

                    The name of the corporation is WAXS INC.


                                   ARTICLE II

                                    Purposes

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III

                                Agent for Service

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE IV

                                  Capital Stock

         The total number of shares of stock that the corporation shall have authority to issue is fifty million (50,000,000), consisting of forty million (40,000,000) shares of common stock, $.01 par value per share ("Common Stock"), and ten million (10,000,000) shares of preferred stock, $.01 par value per share ("Preferred Stock").

         The designation, relative rights, preferences and limitations of the shares of each class are as follows:

         The shares of Common Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Common Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Common Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, and each series of shares of Common Stock may have such voting powers, full or limited, or may be without voting powers as shall be stated in said resolution or resolutions providing for the issue of such shares of Common Stock.


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         The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of, any outstanding shares of the corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof;
all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

         Subject to the provisions of any applicable law or of the Bylaws of the corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock or any shares of a series of Common Stock as to which the voting powers have been expressly limited by the resolution or resolutions providing for the issuance of such series of Common Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of




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shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the corporation available for distributions to its stockholders.

         Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

                                    ARTICLE V

                                  Incorporator

         The name and mailing address of the incorporator is as follows:

                  NAME                               MAILING ADDRESS
                  Robert C. Hussle, Esq.             Rogers & Hardin LLP
                                                     2700 International Tower,
                                                     Peachtree Center
                                                     229 Peachtree Street, N.E.
                                                     Atlanta, Georgia  30303

                                   ARTICLE VI

                                    Directors

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The initial Board of Directors of the Corporation shall consist of six (6) mem- bers, who shall serve as the Directors of the Corporation until the first meeting of the stockholders or until their successors are elected and qualified. Thereafter, the number of directors shall be fixed as set forth in Article IX. The names and addresses of the initial members of the Board of Directors are as follows:

                  NAME                               ADDRESS
         Steven A. Odom                              945 E. Paces Ferry Road
                                                     Suite 2240
                                                     Atlanta, Georgia  30326



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
                  NAME                               ADDRESS
         Hensley E. West                             945 E. Paces Ferry Road
                                                     Suite 2240
                                                     Atlanta, Georgia  30326

         Stephen J. Clearman                         945 E. Paces Ferry Road
                                                     Suite 2240
                                                     Atlanta, Georgia  30326

         William P. O'Reilly                         945 E. Paces Ferry Road
                                                     Suite 2240
                                                     Atlanta, Georgia  30326

         John D. Phillips                            945 E. Paces Ferry Road
                                                     Suite 2240
                                                     Atlanta, Georgia  30326

         Steven E. Raville                           945 E. Paces Ferry Road
                                                     Suite 2240
                                                     Atlanta, Georgia  30326


                                   ARTICLE VII

                                    Duration

         The corporation is to have perpetual existence.


                                  ARTICLE VIII

                             Action by Stockholders

         No action required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of the stockholders of the corporation may be taken without a meeting, and the power to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                   ARTICLE IX

                                   Management

         1. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

                  (a) The Board of Directors shall consist of not fewer than three (3) members and not more than twelve (12) members, the exact number of authorized directors within such range to be fixed from time to time by a resolution of the Board of Directors



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         adopted by the affirmative vote of at least a majority of the total number authorized directors most recently fixed by the Board of Directors.

                  (b) The directors of the corporation shall be divided into three classes for the purpose of determining their terms of office. Each such class shall consist, as nearly as possible, of one-third of the total number of directors fixed by the Board of Directors. At the annual meeting of stockholders of the corporation held in 1998, one class of directors (designated as Class I) shall be elected for a term expiring at the annual meeting of stockholders of the corporation held in 1999, one class of directors (designated as Class II) shall be elected for a term expiring at the annual meeting of stockholders of the corporation held in 2000, and one class of directors (designated as Class III) shall be elected for a term expiring at the annual meeting of stockholders of the corporation held in 2001. At each succeeding annual meeting of stockholders of the corporation, beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the annual meeting of stockholders of the corporation held in the third year of their election.

                  (c) If the number of directors is changed, then any increase or decrease in such number shall be apportioned by the Board of Directors among the classes of directors so as to maintain as nearly as possible an equal number of directors in each class. No reduction in the authorized number of members of the Board of Directors shall have the effect of removing any director from office before the director's term of office expires.

                  (d) Vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  (e) Each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until the next election of the class of directors to which such director belongs and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office for cause.

                  (f) Any director or the entire Board of Directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the corporation then entitled to vote in an election of directors of the corporation, voting as a single class.

                  (g) A majority of total directors shall constitute a quorum for the transaction of business.

                  (h) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall



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         be governed by the terms of this Certificate of Incorporation applicable thereto, such directors so elected shall not be divided into classes pursuant to this Article IX, and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article IX, in each unless expressly provided by such terms.

         2. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders of the corporation either by or at the direction of the Board of Directors or by any stockholder of record entitled to vote in the election of directors at such meeting who has complied with the notice procedures set forth in this Paragraph 2. A stockholder who desires to nominate a person for election to the Board of Directors at a meeting of stockholders of the corporation and who is eligible to make such nomination must give timely written notice of the proposed nomination to the secretary of the corporation. To be timely, a stockholder's notice given pursuant to this Paragraph 2 must be received at the principal executive office of the corporation not less than one hundred twenty (120) calendar days in advance of the date which is one year later than the date of the proxy statement of the corporation released to stockholders in connection with the previous year's annual meeting of stockholders of the corporation; provided, however, that if no annual meeting of stockholders of the corporation was held in the previous year or if the date of the forthcoming annual meeting of stockholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or if the forthcoming meeting is not an annual meeting of stockholders of the corporation, then to be timely such stockholder's notice must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the date of the forthcoming meeting was mailed or given to stockholders by or on behalf of the corporation or (b) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of the corporation. Such stockholder's notice to the secretary of the corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the corporation which then are beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the corporation, and
(v) such person's written consent to being named as a nominee for election as a director and to serve as a director if elected and (b) as to the stockholder giving the notice (i) the name and address, as they appear in the stock records of the corporation, of such stockholder, (ii) the class and number of shares of capital stock of the corporation which then are beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and (iv) any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the corporation. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a director of the corporation shall furnish to the secretary of the corporation the information concerning such nominee which is required to be set forth in a stockholder's notice of a proposed nomination. No person shall be eligible for election as a director of the corporation unless nominated in compliance with the procedures set forth in this Paragraph 2. The chairman of a meeting of stockholders of the corporation shall



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refuse to accept the nomination of any person not made in compliance with the procedures set forth in this Paragraph 2, and such defective nomination shall be disregarded.

         3. The power to adopt, amend or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation.

         4. Notwithstanding any provision of this Certificate of Incorporation or the Bylaws of the corporation to the contrary, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the corporation then entitled to vote in an election of directors of the corporation, voting as a single class, shall be required to alter, amend or repeal this Article IX or to adopt any provision of this Certificate of Incorporation or the Bylaws of the corporation which is inconsistent with this Article IX.

                                    ARTICLE X

                             Limitation of Liability

         The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of ss. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                                   ARTICLE XI

                                 Indemnification

         The corporation shall, to the fullest extent permitted by ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE XII

                                    Amendment

         From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article XII.




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         I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 20th day of February, 1998.


                                          /s/  Robert C. Hussle
                                        ----------------------------------------
                                        Robert C. Hussle, Incorporator



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